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                   [CALFEE, HALTER & GRISWOLD LLP LETTERHEAD]







                                                                     EXHIBIT 5.1
                                January 20, 1998



Chart Industries, Inc.
5885 Landerbrook Drive
Suite 150
Mayfield Heights, Ohio 44124


                  We are familiar with the proceedings taken by Chart Industries, Inc., a Delaware corporation (the "Company"), with respect to 111,165 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, to be sold by certain selling stockholders (the "Selling Stockholders"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended. In this connection, we have examined the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, each as currently in effect, records of proceedings of the Board of Directors of the Company, the warrant agreements between the Company and the Selling Stockholders pursuant to which the Shares will be issued (the "Warrant Agreements"), and such other records and documents as we have deemed necessary or advisable to render the opinions contained herein.

                  Based upon our examination and inquiries, we are of the opinion that the Shares are duly authorized and, when issued in accordance with the terms of the Warrant Agreements, will be validly issued, fully paid and nonassessable.

                  We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited solely to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to the effect or applicability of the laws of any other jurisdiction.

                  This opinion is delivered to you solely in connection with the filing of the Registration Statement with respect to the Shares, and this letter and the opinions stated herein may not be relied upon for any other purpose or by any persons other than the Directors and executive officers of the Company.

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Chart Industries, Inc.
January 20, 1998
Page 2





                  We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption "Validity of Shares."

                                                  Respectfully submitted,




                                                  CALFEE, HALTER & GRISWOLD LLP